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              [TESTA, HURWITZ & THIBEAULT LLP LETTERHEAD]           Exhibit 5.1

April 30, 2001

LearningStar Corp.
156 Crawford Street
Needham, Massachusetts 02494

Re:  Registration Statement on Form S-4
     Maximum of 3,214,232 shares of Common Stock, par value $.01 per share.
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Ladies and Gentlemen:

This opinion is furnished to you pursuant to the rules and regulation of the Securities Act of 1933 as amended (the "Act"). We have acted as special counsel to LearningStar Corp., a Delaware corporation (the "Company") in connection with the registration and issuance of a maximum of 3,214,232 shares of common stock of the Company, par value $.01 per share (the "Shares"), under the Act. As such counsel we have assisted in the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-4 dated January 9, 2001 (File No. 333-53454), a Pre-Effective Amendment No. 1 to the Company's Registration Station on Form S-4 dated February 21, 2001, a Pre-Effective Amendment No. 2 to the Company's Registration Statement on Form S-4 dated March 7, 2001, a Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-4 dated March 12, 2001, which was declared effective by the Commission on March 12, 2001, a Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-4 dated March 15, 2001 and declared effective by the Commission on March 16, 2001 and a Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-4 dated April 27, 2001 (collectively, the "Registration Statement"), and the Prospectus included therein (in the form filed with the Commission pursuant to Rule 424(b) under the Act, after the Registration Statement became effective (the "Prospectus"). The Shares are to be issued by the Company pursuant to the Contribution Agreement and Plan of Reorganization and Merger dated as of November 14, 2000 and as amended March 14, 2001 by and among the Company, SmarterKids.com, Inc., Earlychildhood LLC and S-E Educational Merger Corp. (the "Combination Agreement").

In connection with the rendering of the opinion set forth below, we have examined, are familiar with and have relied upon originals or certified copies of (i) the Registration Statement and Prospectus, (ii) the Certificate of Incorporation and By-laws of the Company currently in effect, (iii) the Combination Agreement, (iv) the Amended and Restated Certificate of Incorporation and the Restated By-laws of the Company that will be in effect at the Effective Time (as defined in the Combination Agreement), (v) the resolutions adopted by the Board of Directors of the Company relating to the Combination Agreement and certain related matters, (vi) a specimen form of the certificate representing the Shares, and (vii) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company or others as we have deemed necessary or appropriate for purposes of and as a basis for the opinions hereinafter expressed.

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In our examination of the foregoing documents, we have (i) assumed the legal capacity of all natural persons, (ii) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (iii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and (iv) assumed and relied upon the truth, accuracy and completeness of the information, representations, warranties and statements contained in the Combination Agreement, records, documents, instruments and certificates we have reviewed and have undertaken no independent investigation or verification of facts. For the purposes of this opinion, we have assumed your compliance with all federal and state laws and regulations relating to your authority to enter into the Combination Agreement and to effect the transactions contemplated thereby, and we have assumed that you have all requisite power and authority and have taken all action necessary for you to enter into the Combination Agreement and to effect such transactions.

Any reference herein to "our knowledge," "known to us" or any variation thereof shall mean that in the course of our representation of the Company in connection with the preparation of the Registration Statement, we have not obtained actual knowledge of the existence or absence of any facts which would contradict our opinions set forth below. We have not searched any computer databases or the dockets of any court, administrative body, agency or other filing office in any jurisdiction.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws or as to any matters of municipal law or the laws of any local agencies within any state or with respect to the qualification of the Shares under the securities or blue sky laws of any state or foreign jurisdiction.

Subject to the foregoing, it is our opinion that the Shares to be issued in connection with the merger of SmarterKids.com, Inc. and S-E Educational Merger Corp. pursuant to the Combination Agreement have been duly authorized, and, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and the issuance and delivery thereof in the manner contemplated by the Combination Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the Prospectus included therein. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


Very truly yours,



TESTA, HURWITZ & THIBEAULT, LLP

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